U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORCE PROTECTION, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	84-1383888
(State of Incorporation)	(I.R.S. Employer ID No.)

9801 Highway 78, Building No. 1, Ladson, South Carolina 29456
(Address of principal executive offices)

Stock Compensation for Employees and Directors
(Full title of the Plan)

Gordon McGilton, Chief Executive Officer
Force Protection, Inc.
9801 Highway 78, Building No. 1
Ladson, South Carolina 29456
(843) 740-7015
(Name, address, and telephone number of agent for service)

With a copy to:

Amy Trombly, Esq.
Trombly Business Law
1320 Centre Street, Suite 202
Newton, MA 02467
(617) 243-0060

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Aggregate Offering Price	Amount of Registration Fee
Common Stock	910,793(1)	$29.25(2)	$26,640,695	$817.87

(1)             Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Act”), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             The price of $29.25 per share, which was the average of the high and low prices of the Registrant’s common stock, as reported on the NASDAQ stock market on May 29, 2007 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of control securities and restricted securities of the registrant which previously have been issued or which shall be issued upon exercise of options granted pursuant to employment agreements or compensation arrangements. Pursuant to the Note to Part I of the instructions to Form S-8, the information specified by Part I is not being filed with the Securities and Exchange Commission.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456 or to (843) 740-7015.

PROSPECTUS
FORCE PROTECTION, INC.
OFFERING UP TO 910,793 SHARES OF COMMON STOCK

The stockholders of Force Protection, Inc. identified in this prospectus may offer and resell the shares from time to time, for their own accounts. The selling stockholders have acquired the shares pursuant to individual employment agreements or compensation arrangements.

The selling stockholders will receive all of the net proceeds from the sale of the shares. These stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We  will not receive any proceeds from the sale of the shares. The selling stockholders may offer their Force Protection stock through public or private transactions, at prevailing market prices or at privately negotiated prices. Such future prices are not currently known.

Our common stock is reported on the NASDAQ Stock Market under the symbol FRPT. On May 29, 2007 the last reported sale price of our common stock was $29.48 per share.

YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JUNE 4, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in the prospectus. If anyone provides you with additional or different information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of Force Protection’s common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the shares.

THE COMPANY

We manufacture ballistic- and blast-protected vehicles, which have been used to support armed forces and security personnel in Iraq, Afghanistan, Kosovo and other hot spots around the globe. These specialty vehicles are protected against landmines, hostile fire and Improvised Explosive Devices (IEDs, commonly referred to as roadside bombs). Our facility is located 10 miles from the Charleston Air Force Base in Ladson, South Carolina. At December 31, 2006, we employed 658 employees.

Our executive offices are located at 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456 and our telephone number is (843) 740-7015.  Our website is www.forceprotection.net. Information contained on our website does not constitute part of this prospectus and our address should not be used as a hyperlink to our website.

THE OFFERING

Common stock outstanding as of May 29, 2007	68,183,836 shares

Common stock to be registered	910,793 shares

Common stock to be outstanding after this Offering	68,183,836 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Stock Symbol	FRPT

RISK FACTORS

An investment in the offered shares involves a high degree of risk. Prospective investors should understand that they may lose their investment and should consider carefully the following risk factors in making their investment decision.

We depend on the U.S. government for a substantial amount of our sales. If we do not find acceptance of our products within the U.S. government, our business may fail.

We serve the defense market and our sales are highly concentrated within the U.S. government. The customer relationship with the U.S. government involves certain risks that are unique such as the ongoing development of high-technology products, price, availability and quality of materials and suppliers.

U.S. defense spending has historically been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety. As these threats subside, spending on the military tends to decrease. Accordingly, while Department of Defense funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the Global War on Terrorism and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, which could ultimately impact the defense budget. Wartime support for defense spending could wane if the country’s troop deployments in support of operations in Iraq and Afghanistan are reduced. A decrease in U.S. government defense spending or changes in spending allocation could result in one or more of our programs being reduced, delayed or terminated. Reductions in our existing programs, unless offset by other programs and opportunities, could adversely affect our ability to sustain and grow our future sales and earnings.

U.S. government contracts generally are not fully funded at inception and are subject to termination. If the U.S. government does not order as many vehicles as we anticipate, our business will be adversely affected.

Government contracts and subcontracts typically involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, extensive specification development, price negotiations and milestone requirements. Each government agency also maintains its own rules and regulations with which we must comply and which can vary significantly among agencies. Governmental agencies also often retain some portion of fees payable upon completion of a project and collection of these fees may be delayed for several months or even years, in some instances.

In addition, an increasing number of government contracts are fixed price contracts which may prevent us from recovering costs incurred in excess of our budgeted costs. Fixed price contracts require us to estimate the total project cost based on preliminary projections of the project’s requirements. The financial viability of any given project depends in large part on our ability to estimate such costs accurately and complete the project on a timely basis. In the event actual costs exceed the fixed contractual cost, we may not be able to recover the excess costs.

Some government contracts are also subject to termination or renegotiation at the convenience of the government, which could result in a large decline in revenue in any given quarter. Although government contracts have provisions providing for the reimbursement of costs associated with termination, the termination of a material contract at a time when our funded backlog does not permit redeployment of staff could result in reductions of employees. In addition, the timing of payments from government contracts is also subject to significant fluctuation and potential delay, depending on the government agency involved. Any such delay could result in a temporary shortage in working capital.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, and contracting for recycling or disposal of, hazardous or toxic substances or wastes, including environmentally sensitive materials, such as batteries, solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. We do not maintain insurance for pollutant cleanup and removal. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. If we do not comply with government regulations, we may be unable to ship our products or have to pay expensive fines or penalties. We are subject to regulation by county, state and federal governments, governmental agencies, and regulatory authorities from several different countries. If we fail to obtain regulatory approvals or suffer delays in obtaining regulatory approvals, we may not be able to marketing our products and services, and generate product and service revenues. Further, we may not be able to obtain necessary regulatory approvals. Although we do not anticipate problems satisfying any of the regulations involved, we cannot foresee the possibility of new regulations, which could adversely affect our business. Further our products are subject to export limitations and we may be prevented from shipping our products to certain nations or buyers.

Our earning and margins depend on our ability to perform under our contracts and if we do not perform our margins may erode.

Our contracts require management to make various assumptions and projections about the outcome of future events over a period of several years. These projections can include future labor productivity and availability, the nature and complexity of the work to be performed, the cost and availability of materials, the impact of delayed performance, and the timing of product deliveries. If there is a significant change in one or more of these assumptions, circumstances or estimates, or if we are unable to control the costs incurred in performing under these contracts, the profitability of one or more of these contracts may be adversely affected.

If the pricing and availability of subcontractor performance and raw materials change, our profitability may be adversely affected.

We rely on subcontractors and other companies to provide raw materials, major components and subsystems for our products or to perform a portion of the services that we provide to our customers. Occasionally we rely on only one or two sources of supply, which, if disrupted, could have an adverse effect on our ability to meet our commitments to customers. We depend on these subcontractors and vendors to fulfill our contractual obligations in a timely and satisfactory manner in full compliance with customer requirements. If one or more of our subcontractors or suppliers are unable to satisfactorily provide on a timely basis the agreed-upon supplies or perform the agreed-upon services, our ability to perform our obligations as a prime contractor may be adversely affected.

Some of our product components are manufactured in other foreign countries and if any of those become unstable or government regulations change, our costs may increase or we may become unable to source certain parts.

Some of our product components are manufactured in and supplied from other foreign countries. If import tariffs or taxes increase for any reason, our cost of goods would increase. Our financial performance may be affected by changes in political, social and economic environment. The role of the central and local governments in the economy is significant. Policies toward economic liberalization, and laws and policies affecting foreign companies, foreign investment, currency exchange rates and other matters could change, resulting in greater restrictions on our ability to do business with suppliers based in other countries. The government could impose surcharges, increase tax rates, or revoke, terminate or suspend operating licenses without compensating us. Also, other countries, from time to time, experience instances of civil unrest and hostilities. Confrontations have occurred between the military, insurgent forces, and civilians. If for these or any other reason, we lose our ability to sub-contract or manufacture the components to our products, or the cost of doing business increases, our business, financial condition, and results of operations would be materially and adversely affected.

We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of the products. Any future claim against us for personal injury or property damage could materially adversely affect the business, financial condition, and results of operations and result in negative publicity. Even if we are not found liable, the costs of defending a lawsuit can be high. We do not currently maintain insurance for this type of liability. Additionally, even if we do purchase insurance, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover.

We must develop new technologies and maintain a qualified workforce in order to remain competitive.

Virtually all of the products we produce and sell are highly engineered and require sophisticated manufacturing and system integration techniques and capabilities. Government markets in which the company operates are characterized by rapidly changing technologies. The product and program needs of our government customers change and evolve regularly. Accordingly, our future performance in part depends on our ability to identify emerging technological trends, develop and manufacture competitive products, and bring those products to market quickly at cost-effective prices. In addition, because of the highly specialized nature of our business, we must be able to hire and retain the skilled and appropriately qualified personnel necessary to perform the services required by our customers. If we are unable to develop new products that meet customers’ changing needs or successfully attract and retain qualified personnel, future sales and earnings may be adversely affected.

We rely on proprietary designs and rights and if we have to litigate those rights, our expenses could substantially increase.

Our success and ability to compete depend, in part, on the protection of our designs and technology. In addition, our technology could infringe on patents or proprietary rights of others. We have not undertaken or conducted any comprehensive patent infringement searches or studies. If any third parties hold any conflicting rights, we may be required to stop making, using or selling our products or to obtain licenses from and pay royalties to others. Further, in such event, we may not be able to obtain or maintain any such licenses on acceptable terms, if at all. We may need to engage in future litigation to enforce intellectual property rights or the rights of customers, to protect trade secrets or to determine the validity and scope of proprietary rights of others, including customers. This litigation could result in substantial costs and diversion of resources and could materially and adversely affect our results of operations.

Failure to maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley act could have an adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report on Form 10-K. Section 404 also requires our independent registered public accounting firm to attest to, and report on, management’s assessment of our internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we cannot assure you that we will be able to conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404. If we fail to maintain a system of effective internal controls, it could have an adverse effect on our business and stock price.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, statements concerning possible or assumed future results of operations and those preceded by, followed by or that include the words “believes,” “could,” “expects,” “intends,” “anticipates,” or similar expressions. Our actual results could differ materially from these anticipated in the forward-looking statements for many reasons including our ability to raise capital when necessary; availability of parts and raw materials for our products; continued customer acceptance of our products; on-going success of our research and development efforts and other risks described elsewhere in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

SELLING STOCKHOLDERS

The shares that may be offered from time to time pursuant to this prospectus have been or will be acquired by the selling stockholders from time to time upon payment of compensation for services rendered.

All information with respect to share ownership has been furnished by the selling stockholders. The offered shares may be offered from time to time by the selling stockholders named below. However, the selling stockholders are not obligated to sell any offered shares immediately under this prospectus. The table assumes that all of the offered shares held by the selling stockholders are sold, and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.

The following table sets forth (i) the name of each selling stockholder; (ii) the position, office, or other material relationship between our Company and each selling stockholder; (iii) the amount of common stock beneficially owned by the selling stockholder prior to the offering as of May 29, 2007, including shares each selling stockholder may acquire pursuant to the exercise of previously granted options which have vested or may vest within 60 days of May 29, 2007; (iv) the amount of common stock that may be offered by the selling stockholder; and (v) the amount of common stock to be beneficially owned by each selling stockholder subsequent to the offering.

Name, Address and Position with Company	Number of Shares Beneficially Owned Before Offering	Number of Shares to be Offered Pursuant to this Prospectus (1)	Number of Shares Beneficially Owned after Offering	Percentage of Class Owned After Offering (2)
Raymond Pollard (3) Director	32,848	32,073	775	*
Frank Kavanaugh (4) Chairman of the Board	1,266,787	828,720	438,067	*
Vernon Joynt (5) Vice President	90,000	50,000	40,000	*

*                    less than 1%

(1)             Assumes all shares are sold pursuant to this prospectus.

(2)             Based on 68,183,836 shares of common stock issued and outstanding as of May 29, 2007.

(3)             Raymond Pollard’s security ownership is comprised of 32,848 shares of common stock for which he has sole voting and dispositive power.

(4)             Frank Kavanaugh’s security ownership is comprised of 1,266,787 shares of common stock for which he has sole voting and dispositive power.

(5)             Vernon Joynt’s security ownership is comprised of 50,000 shares of common stock for which  he has sole voting and dispositive power.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

•                                                  in transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the  time  of  sale;

•                                                  in private  transactions and transactions otherwise than on these exchanges or  systems;

•                                                  at prices related to such prevailing market prices;

•                                                  in negotiated  transactions;

•                                                  in a combination of such methods of sale; or

•                                                  any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may  receive  compensation  in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers  may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any broker-dealers who act in connection with the sale of our shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On  or  prior  to  the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers  or  others  who  are  deemed to be statutory underwriters  will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security  owners will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of  purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

•                                                  engage in any stabilization activity in connection with any of the shares;

•                                                  bid for or purchase any of the shares or any rights to acquire the shares;

•                                                  attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

•                                                  effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in  broker’s  transactions,  through  broker-dealers  acting  as  agents,  in transactions  directly  with  market  makers,  or  in  privately  negotiated transactions  where no broker or other third party, other than the purchaser, is involved.

The  selling  stockholders may  indemnify any broker-dealer that participates in transactions  involving  the  sale  of  the  shares against certain liabilities, including  liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Each share of our common stock has identical rights and privileges. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

The holders of our common stock have no preemptive or other subscription rights to purchase shares of our stock, nor are they entitled to the benefits of any redemption or sinking fund provisions.

INTEREST OF NAMED EXPERTS AND COUNSEL

No  expert  or  counsel  will receive a direct or indirect interest in the issuer  or  was  a  promoter,  underwriter,  voting trustee, director, officer,  or employee of Force Protection, Inc. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy and information statements, and other information filed with the SEC are available to the public over the Internet at the SEC’s World Wide Website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Our Articles of Incorporation, as amended, provide that no director of this corporation shall have any personal liability for monetary damages to the corporation or its stockholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; or (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

Our Bylaws provide that we shall indemnify a person made or threatened to be made a party to a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding by reason of such person’s present or former capacity as our director, officer, employee or agent if such person: (a) has not been indemnified by another organization or employee benefit plan for the same judgment, penalty or fine; (b) acted in good faith; (c) received no improper personal benefit and, if a director, had no improper conflict of interest; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) reasonably believed that the conduct complained of was in our best interests or was not opposed to our best interests.

Unless prohibited or limited by our Articles of Incorporation, as amended, or Bylaws, we must indemnify our current and former directors, officers and employees who are made or threatened to be made a party to certain proceedings by reason of their present or former official capacity with us, against judgments, penalties, fines, settlements, and reasonable expenses (including attorney’s fees) incurred in connection with such proceedings. “Proceeding,” means a threatened, pending or completed civil, criminal, administrative or investigative action, including a derivative action in our name. Reference is made to the detailed terms of the Nevada statute for a complete statement of such indemnification right.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the SEC by the registrant are incorporated in this registration statement by reference and made a part of it. The SEC file number for all documents which are incorporated by reference is 001-33253.

The following are hereby incorporated by reference:

(a)                      The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007 pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

(b)                     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above, which consists of a Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 15, 2007.

(c)                      Current Reports on Form 8-K filed with the SEC on March 28, 2007, April 23, 2007, April 27, 2007 and May 9, 2007.

(d)                     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of fiscal year ended December 31, 2006.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

The class of securities is described in the “Description of Securities to be Registered” section.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the registrant, or was a promoter, underwriter, voting trustee, director, officer, or employee of the registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Article Eighth of the Articles of Incorporation, as amended, of the registrant contains the following provisions with respect to liability of directors and officers:

The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

No director of this corporation shall have any personal liability for monetary damages to the corporation or its stockholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; or (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

The General Corporation Law of the State of Nevada generally provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable; or Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.	Description
5.1	Opinion of Amy Trombly, Esq. (filed herewith).

10.1	Secretary Certificate dated May 31, 2007 (filed herewith).

23.1	Consent of Counsel (included in Exhibit 5.1 hereto).

23.2	Consent of Jaspers + Hall, PC, Certified Public Accountants (filed herewith).

ITEM 9.   UNDERTAKINGS.

(a)                      The undersigned registrant hereby undertakes:

1.                           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.                           That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that times shall be deemed to be the initial bona fide offering thereof.

3.                           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                           That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Ladson, State of South Carolina, on June 4, 2007.

Force Protection, Inc.

By:	/s/ Gordon McGilton
Gordon McGilton Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933.  This registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Frank Kavanaugh	June 4, 2007
Frank Kavanaugh
Director

/s/ Michael Moody	June 4, 2007
Michael Moody
Director

/s/ Jack Davis	June 4, 2007
Jack Davis
Director

/s/ Roger Thompson	June 4, 2007
Roger Thompson
Director